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                                                                  Exhibit 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-46954 on Form S-3 and Registration Statement Nos. 33-64611, 333-79165, 333-72720, 333-82616, and 333-82620 on Form S-8 of our report dated April 29,
2005, relating to the consolidated financial statements and consolidated financial statement schedule of Covista Communications, Inc. and subsidiaries (the "Company"), appearing in this Annual Report on Form 10-K of the Company for the year ended January 31, 2005.


/S/ Deloitte & Touche, LLP
Atlanta, Georgia
April 29, 2005